Letterhead of Slaughter and May





          Dean Witter Reynolds Inc.,
          2 World Trade Center,
          New York,
          New York 10048,
          U.S.A
                                                       May 1st, 1997

          Dear Sirs:

                             Dean Witter Select Equity Trust

                                Select Global Series 97-3

                       Select Global 30 Portfolio 97-3 (the "Fund")


                         We have acted as special United Kingdom ("UK")
               taxation advisors in connection with the issue of units in the above Fund on the basis of directions given to us by Ca-hill Gordon & Reindel, counsel to yourselves.

                         This opinion is limited to UK Taxation law as ap-
               plied in practice on the date hereof by the Inland Revenue and is given on the basis that it will be governed by and construed in accordance with English law as enacted.

                         For the purpose of this opinion, the only documen-
               tation which we have examined is a draft of the Fund's final prospectus dated 24th March, 1997 (the "Prospectus") which we understand will be included in the Registration Statement for the Fund to be filed with the Securities and Exchange Commission on or about 1st May, 1997. Terms defined in the Prospectus have the same meaning herein.

                         We have assumed for the purposes of this opinion
               that:
          (i) a Unitholder is, under the terms of the Trust Agreement governing the Portfolio, entitled as beneficiary under a trust to have paid to him (subject to a deduction for ex-penses, including Trustee's fees, Sponsor's fees and bro-kerage commissions or charges), his pro rata share of all the income which arises from the investments in the Port-folio;

          (ii) for taxation purposes the Trustee is not a UK resident but is a US resident; the general administration of the Fund will be carried out only in the US; and no Units are registered in a register kept in the UK by or on behalf of the Trustee;

          (iii) the Trust is not treated as a corporation for US tax pur-poses; and

          (iv) no Unitholder is resident or ordinarily resident in the UK, nor is that Unitholder carrying on a trade in the UK through a branch or agency.

                         We understand that the Fund will consist of a sin-
               gle portfolio consisting of 30 stocks which are the 10 com-mon stocks in each of the Dow Jones Industrial Average, the Financial Times Ordinary Share Index and the Hang Seng Index having the highest dividend yield on the date specified in the Prospectus; and that the Portfolio will hold the common stocks for approximately one year, after which time the Portfolio will terminate and the stocks will be sold. We address UK tax issues in relation only to the United Kingdom stocks in the Portfolio.

                         In our opinion the taxation paragraphs on page 13
               of the Prospectus under the heading "United Kingdom Taxa-tion", represent a fair summary of material UK taxation con-sequences for a US-resident Unitholder.

                         This opinion is addressed to you on the under-
               standing that you (and only you) may rely upon it in connec-tion with the issue and sale of the Units (and for no other purpose).

                         This opinion may not be quoted or referred to in
               any public document or filed with any governmental agency or other person without our written consent. We consent, how-ever, to the reference which is made in the Prospectus to our opinion as to the UK tax consequences to US persons holding Units in the Trust and we consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Yours faithfully,

                                             Slaughter and May
                                             Slaughter and May

                           Letterhead of Slaughter and May










          Dean Witter Reynolds Inc.,
          2 World Trade Center,
          New York,
          New York 10048,
          U.S.A
                                                       April 23rd,1997



          Dear Sirs:

                             Dean Witter Select Equity Trust

                      Select Global 30 Portfolio 97-3 (the "Trust")


                         We have acted as Hong Kong counsel in connection
               with the taxation aspects of the issue of units in the above
               Trust.

                         This opinion is limited to Hong Kong law as ap-
               plied in practice on the date hereof by the Inland Revenue. This opinion is governed by and shall be construed in accor-dance with Hong Kong law.

                         For the purpose of this opinion, the only documen-
               tation which we have examined is a draft of the Trust's pro-spectus stated 24th March, 1997 (the "Prospectus") which we understand will be included in the Registration Statement for the Trust to be filed with the Securities and Exchange Commission in or around April 1997. Terms defined in the Prospectus have the same meaning herein.

                         We have assumed for the purposes of this opinion
               that:

               (i) for taxation purposes the Trustee is not a Hong Kong resident but is a United States resident; the Trust does not carry on a trade, profession or business in Hong Kong and the general administration of the Trust (including portfolio management) will be carried out only in the United States; and no Units are registered in a register kept in Hong Kong by or on behalf of the Trustee; and

               (ii) no Unitholder is resident or ordinarily resident in
                    Hong Kong, nor is that Unitholder carrying on a trade, profession or business in Hong Kong through a branch or agency.

                         We understand that the Trust will consist of a
               single portfolio consisting of 30 stocks which are the 10 common stocks in each of the Dow Jones Industrial Average, the Financial Times Ordinary Share Index and the Hang Seng Index having the highest dividend yields on the date speci-fied in the Prospectus.

                         In our opinion the taxation paragraphs on page 14
               of the Prospectus, under the heading "Hong Kong Taxation", represent a fair summary of material Hong Kong Taxation con-sequences for a US-resident Unitholder.

                         This opinion is addressed to you on the under-
               standing that you (and only you) may rely upon it in connec-tion with the issue and sale of the Units (and for no other purpose).

                         This opinion may not be quoted or referred to in
               any public document or filed with any governmental agency or other person without our written consent. We consent, how-ever, to the reference which is made in the Prospectus to our opinion as to the Hong Kong tax consequences to US per-sons holding Units in the Trust and we consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Yours faithfully,

                                             Slaughter and May
                                             Slaughter and May